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                                                                    EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is dated and executed effective as of March 7, 2000, by and among Netzee, Inc., a Georgia corporation (the "Company"), and Digital Visions, Inc., a Minnesota corporation ("DVI" or the "Shareholder"). The Company and the Shareholder are hereinafter collectively called the "Parties."

         WHEREAS, the Company and the Shareholder have entered into an Asset Purchase Agreement dated as of February 28, 2000 (the "Acquisition Agreement"), pursuant to which, among other things, the Company has agreed to issue to Shareholder shares of the Company's common stock, without par value (the "Common Stock"); and

         WHEREAS, Shareholder will initially acquire 838,475 shares of Common Stock, and may receive additional shares of Common Stock in respect of Earnout Payments; and

         WHEREAS, the Company and the Shareholder desire to provide for the rights of the Shareholder with respect to the registration of the shares of Common Stock to be received by the Shareholder pursuant to the Acquisition Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1.       Definitions.  For purposes of this Agreement:

                  (a) "1933 Act" means the United States Securities Act of 1933, as amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

                  (b) "1934 Act" means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

                  (c) "Commission" means the United States Securities and Exchange Commission or any other U.S. federal agency at the time administering the 1933 Act and 1934 Act;

                  (d) "Holder" means the Shareholder, if the Shareholder holds Registrable Securities, as well as any Person who becomes a Holder after the date of this Agreement pursuant to Section 20;

                  (e) "Initiating Group" means the Shareholder or shareholders of DVI who receive Shares upon the liquidation and dissolution of DVI and who, in the aggregate, hold more than fifty percent (50%) of the Registerable Shares or the Remaining Registerable Shares, as applicable;

                  (f) "Member of Management" means a Holder who was an officer or director of DVI at the time of DVI's liquidation and dissolution;
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                  (g)      "NASD" means the National Association of Securities
Dealers, Inc.;

                  (h) "Permitted Transferee" shall mean any of the following (each, a "Permitted Transferee"): (1) an immediate family member of the Holder, (2) a trust established solely for the benefit of the Holder and/or the Holder's immediate family members or (3) a corporation, partnership or other entity the voting stock, partnership interests or other ownership rights of which are beneficially owned solely by the Holder and/or the Holder's immediate family members.

                  (i) "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other entity of any kind;

                  (j) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement by the Commission;

                  (k)      "Registrable Securities" means the Shares;

                  (l)      "Registerable Shares" means 50% of the Shares;

                  (m) "Registration Expenses" means all expenses (excluding Selling Expenses and expenses of special counsel for any Selling Holders in excess of $25,000) incident to the Company's performance of or compliance with Sections 2, 3 and 4 hereof, including all registration and filing fees, fees with respect to filings required to be made with any stock exchange or the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), messenger, telephone and delivery expenses, costs of printing prospectuses, fees and expenses of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance) and the fees and expenses of counsel for the Company and counsel for the underwriters and fees and expenses of the legal counsel of the Selling Holders up to $25,000, in the aggregate, per registration;

                  (n) "Registration Statement" means any registration statement of the Company which includes any of the Registrable Securities pursuant to this Agreement, including the prospectus included or deemed included in the Registration Statement and all amendments and supplements to the Registration Statement or the prospectus, including post-effective amendments, and all exhibits to, and all materials incorporated by reference in, such registration statement;

                 (o) "Remaining Registerable Shares" means that number of Shares which equals the total number of Registerable Shares less the number of Registerable Shares, if any, that have been previously registered pursuant to Sections 2, 3 or 4 of this Agreement.

                 (p) "Rule 144" means Rule 144 promulgated under the 1933 Act or any successor provision;

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                  (q)      "Selling Expenses" means legal counsel expenses of
the Selling Holders in excess of $25,000 in the aggregate and all underwriting discounts, selling commissions and stock transfer taxes attributable to the sale of Registrable Securities;

                  (r) "Selling Holders" means a Holder who chooses to sell Shares in a registered offering pursuant to the terms of this Agreement;

                  (s) "Shares" means (i) the shares of Common Stock that were initially received by DVI at the Closing pursuant to the terms of the Acquisition Agreement (including all shares deposited in escrow under the Escrow Agreement, except that any of the Shares that remain deposited in such escrow from time to time shall continue to be subject to all of the terms and conditions of the Escrow Agreement and cannot be sold notwithstanding the fact that such Shares may be included in a Registration Statement) and (ii) the shares of Common Stock issued or issuable as dividends on, or other distributions with respect to such Shares.

             All other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Acquisition Agreement.

         2.       Next Public Offering Registration.

                  (a) Next Public Offering Registration. After the date of this Agreement and prior to the date that is six months after the Closing Date under the Acquisition Agreement, the first time, if at all during such period, that the Company proposes to register, on its own initiative, any of its capital stock under the 1933 Act in connection with the public offering of such securities solely for cash (except for public offerings filed on Form S-4, S-8 or any similar registration statements, or for registrations of foreign issuances or distributions) on a form and in a manner that would permit registration of the Registrable Securities for sale to the public under the 1933 Act (the "Next Public Offering"), then:

                           (i)      the Company shall notify in writing each
Holder of its intention to effect such a registration at least 10 days prior to the proposed filing of a Registration Statement in connection therewith; and

                           (ii)     the Company shall offer each Holder the
opportunity to include in such registration all or a portion the Shares held by such Holder, subject to the provisions hereof. Any Holder wishing to participate must submit within 5 days after receipt of the notice described under Section 2(a)(i) a written request for registration setting forth the number of Shares that such Holder wishes to have registered. No Member of Management of DVI may request registration of greater than 50% of the Shares held by such Member of Management. If the aggregate number of Shares for which all Holders request registration is less than or equal to the number of Registerable Shares, then the Company shall cause all of the Shares specified in such Holders' requests to be included in the Registration Statement, subject to the provisions hereof. If such Holders collectively request to register more than the number of Registerable Shares, then the Company shall provide notice of such fact in writing to all such Holders. Such Holders shall have two (2) business days after the date such notice is given by the Company to deliver to the Company a written alternative allocation of Shares to be registered pursuant to this Section 2 (the "Alternative Allocation"), which shall be executed by all such Holders and shall be limited so as to include, in the aggregate, a number of Shares less than or equal to the number of Registerable

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Shares. Any delivery of an Alternative Allocation that does not conform to the requirements of the previous sentence may be deemed invalid and disregarded by the Company, in its sole discretion. Each Holder delivering a request shall be entitled to have included in the Registration Statement (and the Company will cause to be included in the Registration Statement, subject to the provisions hereof) that number of Shares equal to either (A) if a valid Alternative Allocation has been provided, the number of Registerable Shares specified for such Holder in such Alternative Allocation, or (B) if no such valid Alternative Allocation has been provided, (x) the number of Registrable Shares, multiplied by (y) a fraction, the numerator of which is the number of Shares for which the Holder has requested registration and the denominator of which is the aggregate number of Shares requested to be registered by all Selling Holders.

                  (b) Limitations On Company's Obligations to Effect Next Public Offering Registration. Notwithstanding the provisions of Section 2(a):

                           (i)      if and to the extent that the managing
underwriter(s) advise the Company in writing that, in its good faith determination, inclusion of the number of Shares that would be registerable under Section 2(a)(ii) would materially interfere with the underwriter's ability to effectuate the registration and sale of securities proposed to be offered and sold pursuant to the Registration Statement, the managing underwriter(s) shall select the permissible quantity of Shares to be sold by the Selling Holders (which may be none) by reducing the total number of securities to be sold by each Selling Holder on a pro rata basis among all Selling Holders; and

                           (ii)     if, at any time after giving such written
notice of its intention to register any of its securities and prior to the effective date of the applicable Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Selling Holder to be sold in such registration and thereupon shall be relieved of its obligation to register any securities in connection with such registration.

                  (c) Underwritten Offer. If the registration of which the Company gives written notice under Section 2(a)(i) involves an underwriting, the Company shall so advise in such written notice. In such event the right of any Holder to registration pursuant to Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Shares in such underwriting. All Holders proposing to distribute their Shares through such underwriting shall (together with the Company and the other Holders distributing their Shares through such underwriting) participate in the underwriting by entering into or completing, at the request of the underwriter or underwriters selected for such underwriting by the Company, an underwriting agreement, questionnaires, powers of attorney and indemnities in their customary form.

         3.       Demand Registration.

                  (a) Demand for Registration. In the event that there are any Remaining Registerable Shares, at any time after the date that is six months after the Closing Date under the Acquisition Agreement, members of the Initiating Group may make one request (subject to Section 3(d)), by written notice that the Company effect the registration under the 1933 Act of the Remaining Registerable Shares (the "Demand Registration"). The notice given pursuant to

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the immediately preceding sentence shall set forth (i) the aggregate number of
Shares to be included, (ii) the names of the Selling Holders and the number of Shares to be sold by each such Selling Holder, and (iii) the proposed manner of sale. No Member of Management of DVI may request registration of greater than that number of Shares which, when combined with any other Shares previously registered under this Agreement for such Member of Management, would total in excess of 50% of the Shares held by such Member of Management. If the aggregate number of Shares for which all Holders request registration is less than or equal to the number of Remaining Registerable Shares, then the Company, shall cause all of the Shares specified in such Holders' requests to be included in the Registration Statement, subject to the provisions hereof. If the aggregate number of Shares for which all Holders request registration is greater than the number of Remaining Registerable Shares, then the Company shall provide notice of such fact in writing to all such Holders. Such Holders shall have two (2) business days after the date such notice is given by the Company to deliver to the Company an Alternative Allocation, which shall be executed by all such Holders and shall be limited so as to include, in the aggregate, a number of Shares less than or equal to the number of Remaining Registerable Shares. Any delivery of an Alternative Allocation that does not conform to the requirements in the previous sentence may be deemed invalid and disregarded by the Company, in its sole discretion. Subject to Section 3(d), each Holder delivering a request shall be entitled to have included in the Registration Statement (and the Company will cause to be included in the Registration Statement, subject to the provisions hereof) that number of Shares equal to either (A) if a valid Alternative Allocation has been provided, the number of Remaining Registerable Shares specified for such Holder in such Alternative Allocation, or (B) if no such valid Alternative Allocation has been provided, the number of Remaining Registerable Shares, multiplied by a fraction, the numerator of which is the number of Shares for which the Holder has requested registration and the denominator of which is the aggregate number of Shares requested for registration by all Selling Holders. Upon receipt of such request, the Company shall use its commercially reasonable efforts to cause such registration to be effective not later than seventy five (75) days from the date of such request.

                  (b)      Limitations on Company's Obligation.

                           (i)      Except as set forth below or in Section
3(d), the Company is obligated to effect only one registration pursuant to this
Section 3, and thereafter the Company shall have no obligation to include any Shares in any registration pursuant to this Section 3. A request for registration shall be deemed not to have been made for the purposes of this
Section 3 in the event that, prior to the sale of the Shares (A) a registration requested pursuant to this Section 3 fails to become effective, (B) a stop order shall have been issued, or (C) the registration shall have been terminated.

                           (ii)     Only shares which are to be included in the
underwriting pursuant to this Agreement or other agreements with the Company, or shares offered by the Company may be included in the registration.

                  (c) Underwritten Offering. A registration under Section 3(a) shall be conditioned upon the Selling Holders' participation in an underwritten offering and the inclusion of the Registerable Shares held by such Selling Holders in such underwriting. The Company shall have the right to select the underwriter(s) for such offering, which such underwriter(s) shall be reasonably satisfactory to the Initiating Group in its good-faith determination. All Selling Holders proposing to distribute their Registerable Shares through such underwriting shall

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(together with the Company and the other selling shareholders who may distribute securities through such underwriting) participate in the underwriting by entering into or completing, at the request of the underwriter or underwriters selected for such underwriting by the Company, an underwriting agreement, questionnaires, powers of attorney, indemnities, custody agreements, and other documents, all in their customary form.

                  (d) Priorities. If in the opinion of the managing underwriter, the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the managing underwriter(s) shall select the permissible quantity of Shares to be sold by the Selling Holders (which may be none) by reducing the total number of securities to be sold by each Selling Holder on a pro rata basis among all Selling Holders; provided, however, that if, solely with respect to the initial Demand Registration, the managing underwriter so reduces the number of any Shares that may be sold by any Selling Holder, then, beginning on a date not less than six (6) months after the effective date of such Demand Registration, members of the Initiating Group may request in writing that the Company effect a second Demand Registration pursuant to all of the terms and conditions of this Section 3, except that, with respect to such additional request and thereafter until this Agreement is terminated, this proviso of this Section 3(d) shall be null and void so as to limit the maximum number of possible Demand Registrations requested by or on behalf of the Holders to two (2).

                  (e) Obligations of the Company. Whenever the Company is required to effect the registration of any Registrable Securities under this
Section 3, the Company shall, as expeditiously as reasonably possible:

                           (i)      Prepare and file with the Commission a
registration statement covering such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective with respect to the Registrable Securities until the earlier of (1) the date when all Registrable Securities covered by the registration statement have been sold or (2) 90 days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel for the Selling Holders of Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such Person shall specifically request exhibits), which documents will be subject to the review of such counsel and underwriters. The Company agrees that it will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if the information in such registration statement or prospectus concerning the Selling Holder has changed and the Selling Holder or the underwriters, if any, shall reasonably object; provided, that the Company may file and amend the registration statement under this Section 3(e)(i) if it removes any incorrect or outdated information from the registration statement before such filing or amendment.

                           (ii)     Prepare and file with the Commission such
amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 3(e)(i) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities during such period that are covered by such registration statement, and cause the prospectus to be supplemented by

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any required prospectus supplement, and as so supplemented to be filed with the
Commission pursuant to Rule 424 under the 1933 Act.

                           (iii)    Furnish to the Selling Holders such number
of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as the Selling Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Selling Holders.

                           (iv)     Use all commercially reasonable efforts to
register and qualify the Registrable Securities under such other securities laws of such jurisdictions as shall be reasonably requested by the Selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable the Selling Holder to consummate the disposition of the Registrable Securities owned by the Selling Holder in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such counties, states or jurisdictions (other than as to matters and transactions relating to the registration statement).

                           (v)      Notify the Selling Holders at any time when
a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, with the assistance of such Holders, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (vi)     Provide a transfer agent and registrar for
all such Registrable Securities not later than the effective date of such registration statement.

                           (vii)    Enter into such customary agreements
(including underwriting agreements in customary form for a secondary offering) and take all such other actions as the Holders of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                           (viii)   Make available for inspection by the Selling
Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                           (ix)     Promptly notify the Selling Holders and the
underwriters, if any, of the following events and (if requested by any such Person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and

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any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

                          (x)      Cooperate with the Selling Holders and the
underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and, except with respect to certificates held or to be held by Persons who are affiliates of the Company, as that term is defined in Rule 405 promulgated under the 1933 Act, not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters.

                           (xi)     Provide a CUSIP number for all Registrable
Securities not later than the effective date of the registration statement.

                           (xii)    Prior to the effectiveness of the
registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (1) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Selling Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings; and (2) deliver such documents and certificates as may be reasonably requested by the Selling Holders being sold and by the underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Selling Holders.

                           (xiii)   Cooperate and assist in any filings required
to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD.

                           (xiv)    Otherwise comply with all applicable rules
and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of the 1933 Act and Rule 158 thereunder (which need not be audited) for the twelve-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement.

         4.       Piggyback Registration.

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                  (a)      Piggyback Registration. In the event that there are
any Remaining Registerable Shares, at any time after the date that is six months after the Closing Date under the Acquisition Agreement, if the Company proposes to register, either on its own initiative, or otherwise (other than pursuant to Sections 2 or 3), any of its capital stock under the 1933 Act in connection with the public offering of such securities solely for cash (except for public offerings filed on Form S-4, S-8 or any similar registration statements, or for registrations of foreign issuances or distributions) on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the 1933 Act (each, a "Piggyback Registration"), then:

                           (i)      the Company shall notify in writing each
Holder of its intention to effect such a registration at least 15 days prior to the proposed filing of a Registration Statement in connection therewith; and

                           (ii)     the Company shall offer each Holder the
opportunity to include in such registration all or a portion the Shares held by such Holder, subject to the provisions hereof. Any Holder wishing to participate must submit within 10 days after receipt of the notice described under Section 4(a) (i) written request for registration setting forth the number of Shares that such Holder wishes to have registered. No Member of Management of DVI may request registration of greater than that number of Shares which, when combined with any other Shares previously registered or to be registered under this Agreement for such Member of Management, would total in excess of 50% of the Shares held by such Member of Management. If the aggregate number of Shares for which all Holders request registration is less than or equal to the Remaining Registerable Shares, then the Company, subject to the provisions hereof, shall cause all of the Shares specified in such Holders' requests to be included in the Registration Statement, subject to the provisions hereof. If the aggregate number of Shares for which all Holders request registration is greater than the number of Remaining Registerable Shares, then the Company shall provide notice of such fact in writing to all such Holders. Such Holders shall have two (2) business days after the date such notice is given by the Company to deliver to the Company an Alternative Allocation, which shall be executed by all such Holders and shall be limited so as to include, in the aggregate, a number of Shares less than or equal to the number of Remaining Registerable Shares. Any delivery of an Alternative Allocation that does not conform to the requirements in the previous sentence may be deemed invalid and disregarded by the Company, in its sole discretion. Subject to the remainder of this Section 4, each Holder delivering a request shall be entitled to have included in the Registration Statement (and the Company will cause to be included in the Registration Statement, subject to the provisions hereof) that number of Shares equal to either (A) if a valid Alternative Allocation has been provided, the number of Remaining Registerable Shares for such Holder specified in such Alternative Allocation, or (B) if no such valid Alternative Allocation has been provided, (x) the number of Remaining Registerable Shares, multiplied by (y) a fraction, the numerator of which is the number of Shares for which the Holder has requested registration and the denominator of which is the aggregate number of Shares requested for registration by all Selling Holders. Upon receipt of such request, the Company shall use its commercially reasonable efforts to cause such registration to be effective not later than seventy five (75) days from the date of such request.

                  (b) Limitations On Company's Obligations to Effect Piggyback Registration. Notwithstanding the provisions of Section 4(a):

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                           (i)      if and to the extent that the managing
underwriter(s) advise the Company in writing that, in its good faith determination, inclusion of the number of Shares held by Holders requesting inclusion in the Registration Statement would materially interfere with the underwriter's ability to effectuate the registration and sale of securities proposed to be offered and sold pursuant to the Registration Statement, the managing underwriter(s) shall select the permissible quantity of Shares to be sold by the Holders (which may be none) by reducing the total number of securities to be sold by each Selling Holder on a pro rata basis among all Selling Holders; and

                           (ii)     if, at any time after giving such written
notice of its intention to register any of its securities and prior to the effective date of the applicable Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Shares to be sold in such registration and thereupon shall be relieved of its obligation to register any securities in connection with such registration.

                  (c) Underwritten Offer. If the registration of which the Company gives written notice under Section 4(a)(i) involves an underwriting, the Company shall so advise in such written notice. In such event the right of any Holder to registration pursuant to Section 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Shares in such underwriting. All Holders proposing to distribute their Shares through such underwriting shall (together with the Company and the other Holders distributing their Shares through such underwriting) participate in the underwriting by entering into or completing, at the request of the underwriter or underwriters selected for such underwriting by the Company, an underwriting agreement, questionnaires, powers of attorney and indemnities in their customary form.

         5. Suspension or Delay. Notwithstanding anything to the contrary on this Agreement, the Company may delay filing a registration statement and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might (a) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (b) involve initial or continuing disclosure obligations that might not be in the best interest of the Company's shareholders. If, after a registration statement becomes effective, the Company advises the holders of registered shares that the Company considers it appropriate for the registration statement to be amended, the holders of such registered shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended. Notwithstanding the foregoing, the Company shall not so delay, withhold or cause such suspension for more than an aggregate of 120 days without the consent of the Holders holding more than 50% of the Remaining Registrable Shares.

         6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Selling Holders shall furnish to the Company such information regarding the Selling Holders, the Registrable Securities held by the Selling Holders, and the intended method of disposition of such Registrable Securities as the Company shall request and as shall be required or, in the opinion of the Company's legal counsel, necessary, in connection with the action to be taken by the Company.

         7. Suspension of Disposition of Registrable Securities. The Selling Holders of Registrable Securities agree by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus contemplated by Section 3(e)(v), or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in
Section 3(e)(i) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(e)(i) to and including the date when the selling Holder of Registrable Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(e)(i) or the Advice.

         8. Expenses of Registration. The Company will pay all Registration Expenses in connection with registrations of Shares effected pursuant to Sections 2 and 3. All Selling Expenses in connection with any registration effected pursuant to this Agreement shall be borne by the Company, the Holders of securities included in such registration other than Shares and the Holders of the Shares so registered, pro rata on the basis of the relative proceeds received from the securities included in the registration for the account of the Company and each such Holder.

         9.       Termination of the Company's Obligations.

                  (a) The Company shall not be obligated to register or include in any registration Registrable Securities that any Holder has requested to be registered if all Registrable Securities that such Holder holds may be publicly offered, sold and distributed without registration under the 1933 Act pursuant to Rule 144 within a three (3) month period.

                  (b) With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees to use all commercially reasonable efforts to:

                           (i)      file with the Commission in a timely manner
all reports and other documents required of the Company under the 1933 Act and the 1934 Act while it is subject to such registration requirements; and

                           (ii)     furnish to each of the Holders so long as
such Holders owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements the 1934 Act (at any time for which it remains subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by the Holder in availing the Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

         10.      Lockup Agreements.

                  (a) As a condition precedent to the Company's obligation to cause any registration under this Agreement, each Holder of Shares to be registered shall agree that, as of the closing date specified in the Acquisition Agreement and for a period of twelve (12) months thereafter, each such Holder shall not sell, make any short sale of, loan, pledge, hypothecate, transfer, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, except (i) with the prior written consent of the Company, (ii) the prior written consent of any underwriter with respect to a public offering of the Company's securities (other than on Forms S-4, S-8 or any other successor forms) or (iii) a transfer pursuant to Section 10(c) of this Agreement.

                  (b) As a condition precedent to the Company's obligation to cause any registration under this Agreement, and upon request of the underwriters managing an underwritten public offering (other than on Forms S-4, S-8 or any other successor forms), each Selling Holder agrees to enter into an agreement providing that, except with the prior written consent of such underwriters, for a period of time not to exceed one hundred eighty (180) days after the effective date of a registration statement covering any such public offering, such Selling Holder shall not sell, make any short sale of, loan, pledge, hypothecate, transfer, grant any option for the purchase of, or otherwise dispose of any Registrable Securities; provided, however, that such restrictions shall not be more burdensome than those placed on members of the Company's management or any other persons who have agreed to sell securities under such registration statement.

                  (c) Unless prohibited by the applicable securities laws or an agreement executed pursuant to Section 10(b) hereunder, a Holder shall be permitted to effect a bona fide transfer not for value of Registrable Securities to a Permitted Transferee. Any such purported transfer above shall be void and of no force and effect unless the Holder shall provide written notice of the proposed transfer to the Company no less than five (5) days prior to the completion thereof and shall provide the Company with all certificates, affidavits, representations or other documents reasonably necessary to effectuate such proposed transfer under federal, state or other applicable securities laws. For purposes of this section, a "transfer not for value" shall not be deemed to include a transfer to an entity whereby the Holder receives consideration solely in the form of voting stock or other ownership interests in that entity.

         11. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) To the full extent permitted by law, the Company hereby agrees to indemnify and hold harmless the Holder requesting or joining in a registration and each agent, officer, director and employee, and each Person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder or controlling Person or (ii) such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to any offeree after the Company has furnished such Holder with a sufficient number of copies of the same.

                  (b) To the full extent permitted by law, each Holder requesting or joining in a registration under this Agreement hereby agrees to indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the 1933 Act, and any underwriter for the Company (within the meaning of the 1933 Act), against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person or underwriter may become subject, under the 1933 Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (c) In no event shall the liability of the selling Holder of Registrable Securities or the Company hereunder be greater than the dollar amount of the proceeds received by such Holder or of the Company upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (d) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11.

         12. Remedies. In addition to being entitled to exercise all rights provided in this Agreement and the Acquisition Agreement as well as all rights granted by law, including recovery of damages, the Company and the Holder of Registrable Securities will be entitled to specific performance of its rights under this Agreement.

         13. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification or supplement is approved in writing by (a) if all of the Shares are held by DVI, the Company and the Holder or (b) if the Shares have been distributed to the former shareholders of DVI as a result of the liquidation or dissolution of DVI, by the Company and the former shareholders of DVI who hold more than fifty percent (50%) of the Registerable Shares or the Remaining Registerable Shares, as applicable.

         14. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by personal delivery, by internationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation) as follows:

                  (a) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 14, which address initially is the address used by DVI to send notices to such Holder in connection with the Acquisition Agreement and/or the transactions contemplated thereby;

                  (b) if to DVI, initially at its address set forth in the Acquisition Agreement and thereafter at such other address, notice of which is given by DVI in accordance with the provisions of this Section 14, with a copy (which shall not constitute notice) to DVI's counsel as identified in the Acquisition Agreement;

                  (c) if to the Company, initially at its address set forth in the Acquisition Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 14, with a copy (which shall not constitute notice) to the Company's counsel as identified in the Acquisition Agreement.

All such notices and communications shall be deemed to have been duly given or made when personally delivered, the day of guaranteed delivery by such overnight courier service or when transmitted to the specified telecopy number and confirmed by telephone, in each case addressed to the respective parties as set forth above.

         15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another Party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

         16. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         17. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Georgia, excluding choice of law principles. The Company, DVI and each person who becomes a Holder pursuant to Section 20 hereunder consent to the exclusive jurisdiction and venue of the courts the United States Federal District Court of Georgia, in any judicial proceeding brought to enforce this Agreement. Without limiting the foregoing, each party hereby irrevocably and unconditionally waives, and agrees not to use as a defense, to the fullest extent permitted by applicable law (a) any objection which it may now or hereafter have to the laying of jurisdiction or venue in such courts (including any defense that it is not personally subject to the jurisdiction or venue of such courts) and (b) any claim that any such forum is an inconvenient forum.

         18. Invalidity of any Part. If any provision or part of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         19. Entire Agreement. This Agreement, along with the Acquisition Agreement, contain the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

         20.      No Assignment; Parties Benefited.

                  (a) Except as provided below, no Party may assign its rights, duties or obligations under this Agreement without the express written consent of the other Party. Any attempted assignment without such written consent shall be null and void. Notwithstanding the foregoing, (i) DVI may transfer its Registrable Securities to its shareholders who are "accredited investors" as defined in Regulation D promulgated under the 1933 Act in connection with the liquidation and dissolution of the Company and such shareholders shall become Holders for purposes of this Agreement and (ii) a Holder hereunder may transfer Registrable Securities to a Permitted Transferee in accordance with the provisions of Section 10(c) hereunder; provided, that, in each case, the Permitted Transferees shall execute a written agreement provided by the Company to adopt and agree to be bound by this Agreement. If such Permitted Transferee does not agree to sign such written agreement, such Permitted Transferee shall be deemed to have waived any registration rights hereunder and all Registrable Securities owned by such Permitted Transferee shall no longer be deemed to be Registrable Securities.

                  (b) The Company may transfer its rights and obligations under this Agreement to any Person who acquires all or a substantial part of the Company's business, whether by sale of stock, sale of assets, merger or otherwise.

                  (c) Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

         The Parties have executed this Registration Rights Agreement as of the date first above written.


                   [Signatures appear on the following page]

                                   NETZEE, INC.

                                   By: /s/ Richard Eiswirth
                                      -----------------------------------------
                                   Name:  Richard Eiswirth
                                   Title: Chief Financial Officer and Secretary

                                   SHAREHOLDER

                                   DIGITAL VISIONS, INC.


                                   By: /s/ Michael E. Murphy
                                      ----------------------------------------
                                   Name:  Michael E. Murphy
                                   Title: Chairman and Chief Executive Officer